UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  (Date of Earliest Event Reported):

December 31, 2009

SUPERMEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Idearc Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

General

As previously disclosed, on March 31, 2009, SuperMedia Inc., formerly known as Idearc Inc. (the “Company”), and all of its United States subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code.  These Chapter 11 cases were jointly administered under the caption In re: Idearc Inc. et al, Case No. 09-31828.

On December 21, 2009, the Debtors filed a First Amended Joint Plan of Reorganization with the Bankruptcy Court (the “Plan”).  On December 22, 2009, the Bankruptcy Court entered an order approving and confirming the Plan (the “Confirmation Order”).  A summary of the material features of the Plan is contained in the Company’s Current Report on Form 8-K dated December 22, 2009 and filed with the Securities and Exchange Commission on December 24, 2009.

On December 31, 2009 (the “Effective Date”), the Debtors consummated the reorganization contemplated by the Plan and emerged from the Chapter 11 bankruptcy proceedings.  In accordance with the Plan, the Debtors entered into the following material agreements:

Senior Secured Term Loan Agreement

On the Effective Date, the Company entered into a Loan Agreement (the “Loan Agreement”) with certain financial institutions and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, providing for the issuance of $2.75 billion of term loans, which term loans were issued on the Effective Date in partial satisfaction of the amounts outstanding under the Company’s prepetition senior secured credit facility.  The administrative agent and such financial institutions were the administrative agent and the lenders under the Company’s prepetition senior secured credit facility.  The terms of the Loan Agreement include the following:

•                  The term loans bear interest at an annual rate equal to, at the Company’s option, either (i) the prime rate plus an Applicable Margin, or (ii) adjusted LIBOR plus an Applicable Margin.  The Applicable Margin is 7.00% for loans with interest rates determined by reference to the prime rate and 8.00% for loans with interest rates determined by reference to adjusted LIBOR.

•                  A portion of the interest, not to exceed 2.50% per annum, accrued during and after the first fiscal quarter commencing March 31, 2011, in which the Company’s consolidated fixed charge coverage ratio is less than 1.25 to 1.00, may be paid at the Company’s option through an increase in the principal amount of the outstanding term loans equal to the amount of such accrued interest.

•                  Past-due principal amounts will bear interest at a rate equal to 2.00% per annum above the applicable interest rate.

•                  The term loans must be repaid in full on December 31, 2015.

•                  The Company has the right to prepay the term loans in whole or in part, from time to time, without premium or penalty, subject to specified requirements as to size and manner of payment.

•                  The Company must prepay outstanding term loans with 100% of the net proceeds received by the Company or any of its restricted subsidiaries from the disposition of specified assets (unless such proceeds are re-invested in replacement assets within a specified period), and casualty insurance or condemnation awards.  The Company must prepay outstanding term loans upon the issuance by the Company or any of its restricted subsidiaries of unsecured subordinated indebtedness.  The Company must also prepay outstanding term loans with 50% of the proceeds of any equity issuance after the Effective Date, other than an issuance to finance permitted investments.

•                  At the end of each fiscal quarter prior to the December 31, 2015 maturity date, the Company must also prepay outstanding term loans in an aggregate amount equal to 67.50% of the amount of any increase in the Company’s and its restricted subsidiaries’ available cash during such fiscal quarter, less the principal amount of any voluntary prepayments made during such quarter.

•                  The Loan Agreement requires the Company to meet minimum financial requirements, including that the Company maintain a consolidated leverage ratio as of the last day of each fiscal quarter, not to exceed 6.5 to 1.0 prior to December 31, 2010, and 7.5 to 1.0 after January 1, 2011, and that the Company maintain an interest coverage ratio, at the end of each fiscal quarter, of at least 1.4 to 1.0 prior to December 31, 2010, and 1.1 to 1.0 after January 1, 2011.  The Loan Agreement also includes covenants that restrict the Company’s and its restricted subsidiaries’ ability to incur additional debt, pay dividends and other distributions, create liens, merge, liquidate or consolidate, make investments and acquisitions, sell assets, enter into sale and leaseback transactions and swap transactions, and enter into agreements with affiliates.

•                  The Loan Agreement contains customary events of default, including without limitation, defaults on payments of the term loans and all other obligations under the Loan Agreement and related loan documents (the “Obligations”), defaults on payments of other material indebtedness, breaches of representations and warranties in any material respect, covenant defaults, events of bankruptcy and insolvency, rendering of material judgments, the occurrence of certain ERISA defaults, failure of any guarantee of the Obligations to be in full force, invalidity of the liens securing the Obligations, change in control of the Company, or material breach of material agreements that has a material adverse effect.

•                  All of the Company’s present and future domestic subsidiaries (other than certain insignificant subsidiaries and foreign subsidiaries) are guarantors under the Loan Agreement.  In addition, the Obligations are secured by a lien on substantially all of the Company’s and its domestic subsidiaries’ tangible and intangible assets, including a pledge of the stock of their respective subsidiaries, as well as a mortgage on certain real property.

The above summary of the Loan Agreement is qualified in its entirety by reference to the text of the Loan Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K.  Such exhibit is incorporated herein by reference.

Standby Purchase Agreements with Paulson & Co. Inc.

Standby Purchase Agreement.  As previously disclosed, on November 18, 2009, the Company entered into a Standby Purchase Agreement (the “Standby Purchase Agreement”) with investment funds and accounts managed by Paulson & Co. Inc. (collectively, “Paulson”).  Pursuant to the Standby Purchase Agreement, holders of claims entitled to receive shares of the Company’s new common stock under the Plan had the right to elect to receive cash in lieu of such shares of new common stock upon the effectiveness of the Plan.  The cash to fund the elections by claim holders was provided by Paulson’s purchase from the Company of the number of shares of new common stock that otherwise would have been distributed to electing claim holders, as required by the Standby Purchase Agreement.  The transactions contemplated by the Standby Purchase Agreement were consummated on the Effective Date.  The purchase price paid by Paulson was $12,117,456.

Standstill Agreement.  As a condition to the closing under the Standby Purchase Agreement, on the Effective Date the Company and Paulson entered into a Standstill Agreement (the “Standstill Agreement”).  Under the Standstill Agreement, if and as long as Paulson owns at least 20% of the outstanding shares of the Company’s new common stock, then during the term of the Standstill Agreement, Paulson will have the right to nominate one director to serve on the Company’s board of directors, Paulson’s voting on corporate matters will be limited, Paulson will be entitled to certain preemptive rights, and Paulson’s beneficial ownership of new common stock will be limited to 45% of the issued and outstanding common stock of the Company.  The Standstill Agreement has a four year term.

As of the Effective Date, Paulson received shares of the Company’s new common stock under the Plan as a holder of allowed senior secured claims and purchased shares of the Company’s new common stock under the Standby Purchase Agreement, resulting in Paulson owning approximately 16% of the Company’s issued and outstanding new common stock on the Effective Date.

The above summaries of the Standby Purchase Agreement and the Standstill Agreement are qualified in their entirety by reference to the text of the Standby Purchase Agreement and the Standstill Agreement, copies of which are included as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K.  Such exhibits are incorporated herein by reference.

Registration Rights Agreement

As a condition to the closing under the Standby Purchase Agreement and pursuant to the Plan, on the Effective Date the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Paulson and each other holder of Registrable Common Stock that beneficially owns as of the Effective Date at least 5% of the shares of Registrable Common Stock issued pursuant to the Plan (collectively, including Paulson, the “Holders”).  Generally, Registrable Common Stock means common stock of the Company unless it has been sold under a registration statement or has been, or may be, sold in compliance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act’).

The Registration Rights Agreement provides that each Holder has demand registration rights to require that the Company use its best efforts to effect the registration (on Form S-3 or, if Form S-3 is not then available to the Company, Form S-1 or any other appropriate form) of the Registrable Common Stock held by such requesting Holder, plus the Registrable Common Stock of any other Holder that gives the Company a timely request to join in such registration (the “Demand Registration Rights”).

The Demand Registration Rights are subject to conditions and restrictions that include, without limitation, the following:  (i) the Company is not required to effect more than a total of six Demand Registrations requested by Paulson and three Demand Registrations requested by other Holders; (ii) the Company is not required to effect more than a total of two Demand Registrations in any 12-month period; and (iii) the Company is not required to effect any Demand Registration unless either (a) at least 5% of the shares of outstanding common stock of the Company are to be included or (b) the market value of shares of common stock of the Company to be included is at least $10,000,000.

The Registration Rights Agreement also gives each Holder piggyback registration rights by which such Holder may request to be included on any registration of common stock undertaken by the Company, whether for its own account or for the account of other stockholders, except for registrations effected pursuant to Form S-4 or Form S-8 (the “Piggyback Registration Rights”).  Such Piggyback Registration Rights are also subject to customary conditions and restrictions.

The Registration Rights Agreement terminates on the first date on which there are no longer any Holders beneficially owning 5% or more of the Registrable Common Stock.

The above summary of the Registration Rights Agreement is qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which is included as Exhibit 10.4 to this Current Report on Form 8-K.  Such exhibit is incorporated herein by reference.

Litigation Trust Agreement

Pursuant to the Plan, on the Effective Date the Debtors entered into a Litigation Trust Agreement (the “Litigation Trust Agreement”) with U.S. Bank National Association (the “Trustee”), pursuant to which the Idearc Inc. et al. Litigation Trust (the “Trust”) was established for the benefit of specified holders of allowed claims.  Pursuant to the Plan and the Confirmation Order, the Company transferred specified claims and causes of action to the Trust with title to such claims and causes of action being free and clear of all liens, charges, claims, encumbrances, and interests.  In addition, pursuant to the Plan and Confirmation Order, the Company transferred $2.5 million in cash to the Trust to pay the reasonable costs and expenses associated with the administration of the Trust.  The Trustee will prosecute the transferred claims and causes of action and conduct such other action as described in and authorized by the Plan, make timely and appropriate distributions to the beneficiaries of the Trust, and otherwise carry out the provisions of the Litigation Trust Agreement.  The Company is not a beneficiary of the Trust.

The above summary of the Litigation Trust Agreement is qualified in its entirety by reference to the text of the Litigation Trust Agreement, a copy of which is included as Exhibit 10.5 to this Current Report on Form 8-K.  Such exhibit is incorporated herein by reference.

Long Term Incentive Plan

On the Effective Date pursuant to the Plan, the Company adopted the 2009 Long-Term Incentive Plan (the “LTIP”).  The LTIP is intended to advance the best interests of the Company, its affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its affiliates.  All of the Company’s and its subsidiaries’ employees and non-employee directors are eligible to participate in the LTIP, which is administered by the Company’s board of directors’ Human Resources Committee.  The LTIP will terminate no later than ten years from the Effective Date.

Under the LTIP, the Human Resources Committee may grant various types of awards to employees, including:

•                  Performance shares and performance units, which are linked to the Company’s performance over a performance cycle.  These awards will be paid to the extent the Company satisfies corresponding performance goals, and are payable in cash, common stock, or a combination of cash and common stock.

•                  Restricted stock and restricted stock units, which are grants of the Company’s common stock subject to risk of forfeiture or other restrictions that lapse when certain objectives are achieved.  The value of such an award is equal to the fair market value of one share of Company common stock on the date of the grant.  Such awards are payable in cash, common stock, or a combination of cash and common stock.

•                  Stock options, which represent the right to purchase a specified number of shares of the Company’s common stock at a fixed grant price not less than the fair market value of Company shares on the date of the grant.  The LTIP does not permit re-pricing of previously-granted stock options, and the maximum term of a stock option is 10 years from the date of the grant (or, in the case of an incentive stock option, five years from the date of grant).  The purchase price of an option may be payable in cash, common stock, or a combination of cash and common stock.

•                  Other awards, which may include stock appreciation rights, or other share equivalents denominated or payable in performance-based cash incentives.

•                  The Nominating and Corporate Governance Committee of the Company’s board of directors will have the authority to grant awards and make other determinations under the LTIP with respect to the Company’s non-employee directors.

The Company is authorized to issue up to 1,500,000 shares of common stock, adjusted for certain capital changes, under the LTIP.  Specified transactions, such as a payout in cash of an award originally awarded in shares, cancellation, or forfeiture of shares subject to an award, or payment of an option price or tax withholding obligation with previously acquired shares, will restore the number of shares available under the LTIP, unless otherwise determined by the Human Resources Committee.  During the term of the LTIP:

•                  The maximum number of shares with respect to which options may be granted to any one participant during a calendar year is 750,000, plus the amount of the participant’s unused applicable annual award limit for options (if any) as of the close of the previous calendar year.

•                  The maximum number of shares with respect to which stock appreciation rights may be granted to any one participant during a calendar year is 750,000, plus the amount of the participant’s unused applicable annual award limit for stock appreciation rights (if any) as of the close of the previous calendar year.

•                  The maximum number of shares with respect to an award that is settled by the issuance of shares and is not an option or stock appreciation right which may be granted to any one participant during a calendar year is 375,000, plus the amount of the participant’s unused applicable annual award limit for such awards (if any) as of the close of the previous calendar year.

•                  The maximum number of shares with respect to which performance stock awards may be granted to an employee during a calendar year is 375,000.

•                  The maximum number of shares with respect to which performance unit awards payable in stock may be granted to an employee during a calendar year is 375,000.

•                  The maximum value of cash with respect to which performance unit awards payable in cash may be granted to an employee during a calendar year, determined as of the dates of grants of the performance unit awards, is $7,500,000.

•                  The maximum amount that may be paid to an employee under annual incentive awards granted to an employee during a calendar year is $3,000,000.

To protect rights of the participants, the LTIP provides that, unless otherwise determined by the Human Resources Committee in an applicable award agreement, in the event of a change in control of the Company, all stock options and stock appreciation rights awarded under the LTIP will become immediately exercisable, and any restriction periods on awards will lapse, with all awards payable in full.

The above summary of the LTIP is qualified in its entirety by reference to the text of the LTIP, a copy of which is included as Exhibit 10.6 to this Current Report on Form 8-K.  Such exhibit is incorporated herein by reference.

Item 1.02               Termination of a Material Definitive Agreement.

Debt Securities

Prepetition Senior Secured Debt.  On the Effective Date, by operation of the Plan, all outstanding obligations under the Company’s prepetition Credit Agreement, dated as of November 17, 2006, by and among the Company, certain financial institutions and JP Morgan Chase Bank, N.A., as administrative agent and collateral agent (the “Prepetition Credit Agreement”) were cancelled, and the Prepetition Credit Agreement was terminated, except to the extent to allow the holders of obligations under the Prepetition Credit Agreement to receive distributions provided for under the Plan and to preserve certain rights of the administrative agent.  The Prepetition Credit Agreement provided for an aggregate of $6.515 billion in debt, consisting of (i) a senior secured revolving credit facility of $250 million, (ii) a tranche A term loan facility of $1.515 billion, and (iii) a tranche B term loan facility of $4.750 billion.  The outstanding obligations under the Prepetition Credit Agreement included approximately $6.2 billion in principal amount of loans and approximately $550 million arising under terminated swap agreements.  All of the Company’s domestic subsidiaries (other than certain insignificant subsidiaries) were guarantors under the Prepetition Credit Agreement and the obligations thereunder were secured by a lien on substantially all of the Company’s and its domestic subsidiaries’ tangible and intangible assets, including a pledge of the stock of their respective subsidiaries, as well as a mortgage on certain real property.  The Prepetition Credit Agreement was filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K, filed on November 21, 2006.

Prepetition Senior Notes.  On the Effective Date, by operation of the Plan, all outstanding obligations under the Company’s 8% Senior Notes Due 2016 in the original principal amount of $2.85 billion (the “Prepetition Senior Notes”) were cancelled and the indenture governing such obligations was cancelled, except to the extent to allow the holders of the Prepetition Senior Notes to receive distributions provided for under the Plan and to preserve certain rights of the indenture trustee.  All of the Company’s domestic subsidiaries (other than certain insignificant subsidiaries) were guarantors of the Prepetition Senior Notes.  The Company’s obligations under the Prepetition Senior Notes were unsecured.  The indenture governing the Prepetition Unsecured Notes was entered into with U.S. Bank National Association on November 17, 2006, and a copy of the indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on November 21, 2006.

Equity Interests

Upon the Effective Date, by operation of the Plan, all of the Company’s common stock and all restricted stock, restricted stock units, stock options or any other equity-based award settled in shares, or other rights to purchase stock of the Company, and any warrants, conversion rights, rights of first refusal, subscriptions, commitments, agreements, or other rights to acquire or receive any stock or other equity ownership interests in the Company in effect prior to the Effective Date (collectively, the “Prepetition

Equity”) became null and void as of the Effective Date.  Included in the Prepetition Equity was the Company’s Long Term Incentive Plan, which was filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K, filed on November 21, 2006, and all outstanding awards and grants thereunder.  Former stockholders of the Company and holders of other Prepetition Equity will receive no distributions or other consideration under the Plan.

Rejection of Other Material Contracts

In connection with the Plan, the Company rejected the following material contracts on the Effective Date, and such contracts have consequently been terminated:

•                  the Employee Matters Agreement, entered into with Verizon Communications Inc. (“Verizon”) on November 16, 2006, which governed the participation of employees and former employees in the Company’s employee benefit plans, and which was filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K, filed on November 21, 2006; and

•                  the Tax Sharing Agreement, entered into with Verizon on November 16, 2006, which governed the rights, responsibilities, and obligations of the Company with respect to tax liabilities and benefits in connection with the spin-off of the Company from Verizon, and which was filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K, filed on November 21, 2006.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Company’s new Loan Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02                                           Unregistered Sales of Equity Securities.

Pursuant to the Plan, the Company will issue an aggregate of approximately 15,000,000 shares of new common stock, par value $.01 per share (the “New Common Stock”), with (i) 85% of the New Common Stock (12,750,000 shares) being issued to holders of allowed senior secured claims arising under the Prepetition Credit Agreement, and (ii) 15% of the New Common Stock (2,250,000 shares) being issued to holders of Prepetition Senior Notes and specified allowed general unsecured claims.  On the Effective Date, the Company issued 14,996,952 shares of New Common Stock, and 3,061 shares of New Common Stock will be reserved for future issuance in respect of claims and interests filed, pending the determination of the allowed portion of any disputed general unsecured claims.  The Company has reserved 1,500,000 shares of New Common Stock for issuance pursuant to the LTIP.

As described in Item 1.01 of this Current Report on Form 8-K, as of the Effective Date Paulson received shares of the New Common Stock under the Plan in its capacity as a holder of allowed claims and purchased shares of New Common Stock under the Standby Purchase Agreement, resulting in Paulson owning approximately 16% of the Company’s issued and outstanding New Common Stock on the Effective Date.

Based on the Confirmation Order, the Company relied on Section 1145(a)(1) of the United States Bankruptcy Code to exempt from the registration requirements of the Securities Act, the issuance of the new securities.  Such section 1145(a)(1) exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act and state laws if three principal requirements are satisfied:

•                  the securities must be issued under a plan of reorganization by the debtor or its successor under a plan or by an affiliate participating in a joint plan of reorganization with the debtor;

•                  the recipients of the securities must hold a claim against, an interest in, or a claim for administrative expenses in the case concerning the debtor or such affiliate; and

•                  the securities must be issued in exchange for the recipient’s claim against or interest in the debtor, or such affiliate, or “principally” in such exchange and “partly” for cash or property.

In addition, the Company also relied on Section 4(2) of the Securities Act to exempt from the registration requirements of the Securities Act the issuance of the shares of New Common Stock to Paulson pursuant to the Standby Purchase Agreement.  Section 4(2) of the Securities Act provides an exemption from the registration requirements of Section 5 of the Securities Act for securities issued and sold in private transactions not involving any public offering.  The Registration Rights Agreement described under Item 1.01 of this Current Report of Form 8-K provides for the registration and resale of the shares of New Common Stock issued to Paulson pursuant to the Standby Purchase Agreement and the Plan.

Item 3.03                                           Material Modifications to Rights of Security Holders.

The information regarding the cancellation of the debt securities and equity interests of the Company set forth in Item 1.02 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

The information regarding the amendments to the Company’s Certificate of Incorporation and By-laws set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.02                                           Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

Pursuant to the Plan, as of the Effective Date the following directors ceased to serve on the Company’s board of directors: Donald B. Reed, Stephen L. Robertson and Paul E. Weaver.

Pursuant to the Plan, as of the Effective Date the number of directors of the Company was fixed at eight, with Edward J. Bayone, Robert C. Blattberg, Charles B. Carden, Robin Domeniconi, Thomas D. Gardner and David E. Hawhorne becoming members of the board of directors.  Existing directors Scott W. Klein, the Company’s Chief Executive Officer, and Thomas S. Rogers remain on the board of directors.

The six newly appointed directors were chosen by the steering committee of the lenders under the Prepetition Credit Agreement.  During the four year term of the Standstill Agreement, Paulson has the right to designate one individual to serve as a director if and so long as Paulson owns at least 20% of the issued and outstanding New Common Stock.

Committees of the Board of Directors

The standing committees of the Company’s board of directors consist of an Audit Committee, a Human Resources Committee, and a Nominating and Corporate Governance Committee.  As of the

Effective Date, the Company’s board of directors has appointed members to the Audit Committee.  Appointments to other standing committees have not yet been made by the board of directors.

The Company’s board of directors has appointed Mr. Bayone, Mr. Carden and Mr. Gardner as the initial members of the Audit Committee.  The board of directors has determined that each member of the Audit Committee meets the independence requirements of The Nasdaq Stock Market LLC and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).  The board of directors has also determined that each member of the Audit Committee is financially literate, or has received reasonable assurances that each member will become financially literate within a reasonable period of time.

Compensation of Directors

The Company expects to establish a director compensation program comparable to that of companies of similar size and complexity.  The specific provisions of such a director compensation program have not yet been determined.  A committee of the board of directors will recommend director compensation levels to the full board of directors, which will set the compensation based on those recommendations.  The Company also expects that its directors will participate in the Company’s LTIP.

Indemnification of Officers and Directors

The Company has entered into, or will enter into in the near future, individual indemnification agreements with each member of the Company’s board of directors and each of its senior officers.  The indemnification agreements are intended to assure that the Company’s directors and senior officers are indemnified to the maximum extent permitted under applicable law.

Each individual indemnification agreement is, or will be, in substantially the form included as Exhibit 10.7 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Plan and the Standby Purchase Agreement, on the Effective Date the Company filed with the Secretary of State of Delaware an Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and adopted Amended and Restated By-laws (the “By-laws”).  A description of the material provisions of the Certificate of Incorporation and By-laws is contained in the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 30, 2009, which description is incorporated herein by reference.

On January 4, 2010, the Company filed with the Secretary of State of Delaware a Certificate of Ownership and Merger pursuant to which the Company effected a change in its legal name to “SuperMedia Inc.” by merging a wholly-owned subsidiary of the Company with and into the Company pursuant to Section 253 of the Delaware General Corporate Law (the “Certificate of Merger”).  The Certificate of Merger amended the Company’s Certificate of Incorporation to reflect the change in corporate name.

Copies of the Certificate of Incorporation, Certificate of Merger and By-laws are included as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01               Regulation FD Disclosure

Press Release

A copy of the Company’s press release dated January 4, 2010 announcing the effectiveness of the Plan and the Debtors emergence from the Chapter 11 bankruptcy proceedings, the listing of the shares of the New Common Stock on The Nasdaq Global Market (“Nasdaq”) and the change in the Company’s legal name to “SuperMedia Inc.” is furnished as part of this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Listing on Nasdaq

Pursuant to the Plan and as a condition to the Standby Purchase Agreement, the New Common Stock was approved for listing and authorized for trading on Nasdaq as of the Effective Date.  The New Common Stock began trading on Nasdaq on January 4, 2010 under the ticker symbol “SPMD.”

Transfer Agent

Effective December 31, 2009, the transfer agent and registrar for the New Common Stock is Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services).

Form 8-A Registration

On December 30, 2009, the Company filed a Form 8-A Registration Statement to register the New Common Stock under Section 12(b) of the Securities Exchange Act of 1934.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A, filed December 30, 2009)

3.2	Certificate of Ownership and Merger

3.3	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 8-A, filed December 30, 2009)

10.1	Loan Agreement, dated December 31, 2009

10.2	Standby Purchase Agreement, dated as of November 18, 2009 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed November 20, 2009)

10.3	Standstill Agreement, dated as of December 31, 2009

10.4	Registration Rights Agreement, dated as of December 31, 2009

10.5	Litigation Trust Agreement, dated as of December 31, 2009

10.6	2009 Long-Term Incentive Plan

10.7	Form of Indemnification Agreement

99.1	Press Release dated January 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERMEDIA INC.

	By:	/s/ Cody Wilbanks
		Name:	Cody Wilbanks
		Title:	Executive Vice President — General Counsel and Secretary

Date: January 6, 2010

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A, filed December 30, 2009)

3.2	Certificate of Ownership and Merger

3.3	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 8-A, filed December 30, 2009)

10.1	Loan Agreement, dated December 31, 2009

10.2	Standby Purchase Agreement, dated as of November 18, 2009 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed November 20, 2009)

10.3	Standstill Agreement, dated as of December 31, 2009

10.4	Registration Rights Agreement, dated as of December 31, 2009

10.5	Litigation Trust Agreement, dated as of December 31, 2009

10.6	2009 Long-Term Incentive Plan

10.7	Form of Indemnification Agreement

99.1	Press Release dated January 4, 2010